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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2004

_____________INverso Corp._____________

(Exact name of registrant as specified in its charter)

Delaware	000-50898	34-1996527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 4201 Massachusetts Ave NW #8037C, Washington, DC 20016

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code (202) _364-8395_________________________

_____________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. Below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2004 the registrant was informed by the Division of Corporations of the Secretary of State in the State of Delaware that the registrant’s incorporation had not been processed on May 28, 2004. The registrant was instructed to re-submit its certificate of incorporation.

On October 29, 2004, the registrant was informed by the Division of Corporations of the Secretary of State in the State of Delaware about the cost of incorporating stock without par value.

In an emergency meeting of our Board of Directors held via teleconference on October 29, 2004, the Board decided to amend its Certificate of Incorporation an re-incorporate INverso Corp. with an authorized share capital of 100,000,000 shares of common stock with a par value of $0.000001, and 20,000,000 shares or preferred stock with par value of $0.001 per share. In taking this decision, the Board was primarily motivated by our limited resources, the high cost of incorporating stock without par value, and the going concern expressed by our auditors in the most recent audit.

As a result of these complications the registrants correct date of incorporation is October 6, 2004.

The amended Certificate Of Incorporation is attached as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          INverso Corporation

                          By: __/s/ SERGE ATLAN__________________

                          Serge Atlan, Chairman

                          November 1, 2004

                         By: __/s/ THOMAS KIRCHNER_______________________

                          Thomas Kirchner, President

                          November 1, 2004

*Print name and title of the signing officer under his signature.